DEF 14A

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AMERICAN FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

Proposed maximum aggregate value of transaction:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:


One East Fourth Street

Cincinnati, Ohio 45202

Notice of Annual Meeting of Shareholders
and Proxy Statement

To be Held on June 6, 2003

Dear Shareholder:

         We invite you to attend our Annual Meeting of Shareholders on Friday, June 6, 2003, in Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have an opportunity to meet your Company's directors and executives.

         This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how your Board of Directors operates and provides information about the director candidates.

          All shareholders are important to us. We want your shares to be represented at the meeting and urge you to vote either using our telephone voting system or by promptly returning a properly completed proxy form.

Sincerely,

Carl H. Lindner
Chairman of the Board and
Chief Executive Officer

Cincinnati, Ohio

May 9, 2003


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF AMERICAN FINANCIAL GROUP, INC.

Date:	Friday, June 6, 2003

Time:	10:30 a.m. Eastern Daylight Savings Time

Place:	The Cincinnatian Hotel Second Floor - Filson Room 601 Vine Street Cincinnati, Ohio

Purpose:	Elect Directors Consider a shareholder proposal relating to expensing employee stock options • Conduct other business if properly raised

Record Date:	May 2, 2003 - Shareholders listed in the records of the Company or its agents on that date are entitled to receive notice of and to vote at the meeting.

Mailing Date:	The approximate mailing date of this proxy statement and accompanying proxy form is May 9, 2003.

Your vote is important. Whether or not you attend the meeting, you may vote your shares (a) using the toll-free telephone voting system described on page 1 below, or (b) by mailing a signed proxy form, which is the bottom portion of the enclosed perforated form. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the vote is taken at the meeting by written revocation, using the telephone voting system or by submitting a later-dated proxy form.

- i -


- ii -

GENERAL INFORMATION

Record Date; Shares Outstanding

         As of May 2, 2003, the record date for determining shareholders entitled to notice of and to vote at the meeting, the Company had 68,171,034 shares of common stock deemed outstanding and eligible to vote. This number does not include 20,028,325 shares held by subsidiaries of AFG.  Under Ohio law, shares held by subsidiaries are not entitled to vote and are therefore not considered to be outstanding for purposes of the meeting. Each share of outstanding common stock is entitled to one vote on each matter to be presented at the meeting.  Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes are counted for purposes of determining a quorum but will not be cast with respect to any item voted on at the meeting. As a result, abstentions and broker non-votes will have no effect on the outcome of any matter voted on at the meeting.

Cumulative Voting

         Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned on the record date by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. In order to invoke cumulative voting, notice of cumulative voting must be given in writing to the Secretary of the Company not less than 48 hours before the time fixed for the holding of the meeting.

Proxies and Voting Procedures

         Registered shareholders may vote by using a toll-free telephone number, by completing a proxy form and mailing it to the proxy tabulator, or by attending the meeting and voting in person. The telephone voting facilities will open on May 11, 2003, and close at 9:00 a.m. Eastern Daylight Savings Time on the meeting date. The telephone voting facilities are open Monday through Friday from 8:00 a.m. until 10:30 p.m. and on Saturdays from 8:00 a.m. until 4:30 p.m. Eastern Daylight Savings Time. The telephone voting procedures are designed to authenticate shareholders by use of a proxy control number and personal identification number ("PIN") to allow shareholders to confirm that their instructions have been properly recorded.

         Shareholders whose shares are held in the name of a broker, bank or other nominee should refer to the proxy card or the information forwarded by such broker, bank or other nominee to see what voting options are available.

         To vote by telephone, shareholders should call 1-877-298-0570, toll-free, (or 579-6707 in the Cincinnati area) using any touch-tone telephone and have their proxy form at hand. Shareholders will be asked to enter the proxy control number and PIN, then follow simple recorded instructions. To vote by mail, shareholders should complete and sign the bottom portion of the proxy form and return only that portion to the proxy tabulator.

         Solicitation of proxies through the mail, in person and otherwise, is being made by management at the direction of AFG's Board of Directors, without additional compensation. AFG will pay all costs of soliciting proxies. In addition, AFG will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and AFG will reimburse them for their expenses.

         The execution of a proxy or vote by phone does not affect the right to vote in person at the meeting, and a proxy or vote by phone may be revoked by the person giving it prior to the exercise of the powers conferred by it. A shareholder may revoke a prior vote by writing to the Secretary of AFG at the Company's principal offices or by properly executing and delivering a proxy bearing a later date (or recording a later telephone vote). In addition, persons attending the meeting in person may withdraw their proxies.


         If a choice is specified on a properly executed proxy form, the shares will be voted accordingly. If a proxy form is signed without a preference indicated, those shares will be voted "FOR" the election of the nine nominees proposed by the Board of Directors and "AGAINST" the shareholder proposal. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the meeting or any adjournment thereof, each properly executed proxy form will be voted in the discretion of the proxies named therein.

Adjournment and Other Matters

         Approval of a motion for adjournment or other matters brought before the meeting requires the affirmative vote of a majority of the shares voting at the meeting. Management knows of no other matters to be presented at the meeting other than those stated in this document.

PROPOSALS

Proposal No. 1 ►      ELECTION OF DIRECTORS

         The Board of Directors oversees the management of the Company on your behalf. The Board reviews AFG's long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage the Company's business day-to-day, and evaluating management's performance.

         The Board of Directors is seeking to increase the number of directors from eight to nine and has nominated nine individuals to hold office until the next annual meeting of Shareholders and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than nine nominees. The nine nominees who receive the greatest number of votes will be elected.

         The nominees for election to the Board of Directors are:
Carl H. Lindner Director since 1959

(Chairman of the Executive Committee) Mr. Lindner is the Chairman of the Board and Chief Executive Officer of the Company and American Financial Corporation ("AFC"), a diversified financial services subsidiary of the Company.  He is Chairman of the Board of Directors of Great American Financial Resources, Inc., an 83%-owned subsidiary of AFG that markets tax-deferred annuities principally to employees of educational institutions and offers life and health insurance products.

Carl H. Lindner III Director since 1980

(Member of the Executive Committee) For more than five years, Mr. Lindner has served as Co-President of the Company. For over ten years, Mr. Lindner has been principally responsible for the Company's property and casualty insurance operations. Mr. Lindner is also a director of AFC.

S. Craig Lindner Director since 1979

(Member of the Executive Committee) For more than five years, Mr. Lindner has served as Co-President of the Company. He is also President and a director of Great American Financial Resources, Inc. Mr. Lindner is also President of American Money Management Corporation, a subsidiary that provides investment services for the Company and its affiliated companies. Mr. Lindner is also a director of AFC.

- 2 -
       Theodore H. Emmerich Director since 1988

(Chairman of the Audit Committee; Member of the Compensation Committee) Prior to his retirement in 1986, Mr. Emmerich was managing partner of the Cincinnati office of the independent accounting firm of Ernst & Whinney. He is also a director of AFC and Summit Mutual Funds, Inc.

James E. Evans Director since 1985	For more than five years, Mr. Evans has served as Senior Vice President and General Counsel of the Company and AFC. Mr. Evans is also a director of AFC.
Terry S. Jacobs Director Nominee

Mr. Jacobs has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of Regent Communications, Inc. since its incorporation in November 1996. Mr. Jacobs served as president and chief executive officer of a privately-held radio broadcast company, which he co-founded in 1993 and which acquired and operated 23 radio stations until its merger into Jacor Communications, Inc. in February 1997. Prior to 1993, Mr. Jacobs was chairman and chief executive officer of Jacor Communications, Inc., a radio broadcast company. Mr. Jacobs currently serves as a director of National Grange Mutual Insurance Company and of Capital Title Group, Inc.

William R. Martin Director since 1994

(Chairman of the Compensation Committee; Member of the Audit Committee) During the past five years, Mr. Martin has been Chairman of the Board of MB Computing, Inc., a computer software and services company. Mr. Martin is also a director of Great American Financial Resources and AFC.

William A. Shutzer Director Nominee

Mr. Shutzer is a Managing Director of Lehman Brothers. He served as a Partner in Thomas Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, President of Furman Selz Inc. from 1995 through 1997 and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. AFG has done business with each of these firms from time to time over the past 20 years. Mr. Shutzer is also a member of the Boards of Directors of Tiffany & Co., Jupiter Media Corp.; Blount International, Inc., Practice Works, Inc., and RSI Holding Corp.

William W. Verity Director since 2002

(Member of the Audit Committee; Member of the Compensation Committee) Mr. Verity has been President of Veritas Asset Management, LLC, an investment management company, since January 1, 2002, and prior to that, he was a partner of Pathway Guidance L.L.C., an executive consulting firm, since October 2000. For more than five years previously, Mr. Verity was Chairman and Chief Executive Officer of ENCOR Holdings, Inc., a developer and manufacturer of plastic molded components.

         Carl H. Lindner is the father of Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner. As discussed under "Management," Keith E. Lindner is not standing for reelection as a director. All of the nominees other than William A. Shutzer and Terry S. Jacobs were elected directors at the last annual meeting of shareholders of the Company held on June 17, 2002. See "Management" and "Compensation" below for additional information concerning the background, securities holdings, remuneration and other matters relating to the nominees.

         In March 2002, Chiquita Brands International, Inc. completed a comprehensive financial restructuring that included a prepackaged plan of reorganization filed in November of the prior year under Chapter 11 of the Bankruptcy Code. Carl H. Lindner was an executive officer of Chiquita at the time of the bankruptcy filing.

         The Board of Directors recommends that shareholders set the number of directors at nine and vote FOR the election of these nine nominees as directors.


Proposal No. 2 ►      SHAREHOLDER PROPOSAL REGARDING EXPENSING STOCK OPTIONS

         The Massachusetts Carpenters Pension & Annuity Funds (the "Carpenters Funds") submitted a letter to the Company's Secretary requesting that the proposal set forth below be submitted to our shareholders for consideration at the Annual Meeting. The Carpenters Funds have stated that the Carpenters Funds Chairman or a designated representative intends to introduce the following proposal at the Annual Meeting. The Carpenters Funds has represented that it beneficially owned approximately 700 shares of the Company's common stock as of December 18, 2002. The address of the Carpenters Funds is 350 Fordham Road, Wilmington, MA 01887. The Board of Directors opposes this shareholder proposal for the reasons set forth below the proposal.

         Proxies solicited by management will be voted against the shareholder proposal below unless shareholders specify a contrary choice in their proxies. In accordance with applicable rules of the Securities and Exchange Commission, we have set forth the Carpenter Funds' proposal and the Company's response below:

"OPTION EXPENSING PROPOSAL

Resolved, that the shareholders of American Financial Group, Inc. ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

Statement of Support: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

Stock options are an important component of our Company's executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

A recent report issued by Standard & Poor's indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options Is a Bandwagon Worth Joining," Aug. 16, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom - examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings


Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.'s have told their shareholders that options are cost-free

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statements, where in the world do they belong?

Many companies have responded to investors' concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support."

RESPONSE OF THE COMPANY TO SHAREHOLDER PROPOSAL

         The Board does not believe that expensing options in the Company's annual income statement would, at this time, be in the best interests of the Company or its shareholders. Rather, the Board and the Audit Committee, which is composed of only independent directors, believe that the shareholders would benefit from greater clarity and comparability in the Company's financial statements if the Company continues its practice of disclosing an assumed value of stock options in the footnotes to the financial statements, which is compliant with generally accepted accounting principles.

         The accounting treatment for stock options is under consideration by a wide array of regulatory bodies, including the United States Congress, the Securities and Exchange Commission, the Financial Accounting Standards Board and the International Accounting Standards Board. It is not clear how this issue will be resolved. Given this uncertainty, the Board believes that the best approach is to wait for appropriate regulators to provide final direction on this issue. It would not serve the best interests of the Company or its shareholders to change the Company's accounting practices now and then possibly have to change again when any new requirements become effective. In the meantime, the Company will continue to comply with all applicable accounting regulations.

         In addition, adoption of the proposal would make it more difficult for the Company's shareholders and potential shareholders to compare the Company's operating results to those of other companies. The Company currently follows the accounting policy that is followed by the vast majority of U.S. companies, particularly those that compete directly with the Company.

         Finally, adopting the proposal would not provide investors with any additional information. The Company already discloses in the footnotes to its annual financial statements the "fair value" of options in more detail than this proposal would require to be included in the income statement itself.

         At this time, the Board believes that the Company is taking the most appropriate action by following the current accounting rules regarding stock option disclosure in the footnotes to its financial statements. The Board will continue to monitor developments relating to the expensing of options, including regulatory changes and trends in voluntary adoption of option expensing policies. If in the future the Board believes expensing options would be in the best interests of the Company and its shareholders, it will adopt such a policy.

         The Board of Directors unanimously recommends that shareholders vote AGAINST this Shareholder Proposal.


PRINCIPAL SHAREHOLDERS

         The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding common stock as of March 31, 2003:
	Amount and Nature of Beneficial Ownership
Name and Address Of Beneficial Owner	Common Stock Held (a)	Obtainable upon Exercise of Options (b)	Total	Percent of Class
Carl H. Lindner One East Fourth Street Cincinnati, Ohio 45202	8,646,204 (d)	-	8,646,204	12.7%
Carl H. Lindner III One East Fourth Street Cincinnati, Ohio 45202	5,896,684 (e)	587,272	6,483,956	9.4%(c)
S. Craig Lindner One East Fourth Street Cincinnati, Ohio 45202	5,896,684 (f)	587,272	6,483,956	9.4%(c)
Keith E. Lindner 250 East Fifth Street Cincinnati, Ohio 45202	5,896,684 (g)	587,272	6,483,956	9.4%(c)
The American Financial Group, Inc. Retirement and Savings Plan (h) One East Fourth Street Cincinnati, Ohio 45202	8,149,940	-	8,149,940	12.0%

(a)      Unless otherwise noted, the holder has sole voting and dispositive power with respect to the shares listed.

(b)      Represents shares of common stock that may be acquired within 60 days of March 31, 2003 through the exercise of options granted under the Company's Stock Option Plan. The Lindner family members listed above hold options (both vested and unvested) to purchase the following numbers of shares of common stock:

Carl H. Lindner		0
Keith E. Lindner	.	751,272
Carl H. Lindner III		751,272
S. Craig Lindner	.	751,272

(c)      The percentages of outstanding shares of common stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner are 8.5%, 8.3% and 11.5%, respectively, after attributing the shares held in various trusts for the benefit of the minor children of S. Craig Lindner and Carl H. Lindner III (for which Keith E. Lindner acts as trustee with voting and dispositive power) to Keith E. Lindner.

(d)      Includes 4,123,443 shares held by his spouse and 252,378 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest. Excludes 2,682,361 shares held in a trust for the benefit of his family for which a third party acts as trustee with voting and dispositive power.

(e)      Includes 19,826 shares held by his spouse in a trust over which she has voting and dispositive power, 19,847 shares held by one of his children, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 650,633 shares which are held in various trusts for the benefit of his children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(f)       Includes 74,054 shares held by his spouse as custodian for their minor children or in a trust over which she has voting and dispositive power, 24,054 shares held by two of his children, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, 1,381,501 shares held in a trust for the benefit of his children over which shares his spouse has dispositive but not voting power, and 776,910 shares which are held in various trusts for the benefit of his children for which Keith E. Lindner acts as trustee with voting and dispositive power.


(g)      Includes 341 shares held in a trust over which his spouse shares voting and dispositive power with an individual not affiliated with the Company, 2,226 shares held in a trust over which he shares voting and dispositive power with an individual not affiliated with the Company, 1,500,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 2,076,807 shares held in a trust for the benefit of his children over which shares his spouse has dispositive but not voting power, but excludes 1,427,543 shares (described in footnotes (e) and (f) above) which are held in various trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and dispositive power but no pecuniary interest.

(h)      The members of the Administrative Plan Committee of the American Financial Group, Inc. Retirement and Savings Plan (the "RASP"), Sandra W. Heimann and Thomas E. Mischell, direct the voting of the securities held by the RASP. Both of the members of such Committee are executives of the Company.

         Carl H. Lindner, S. Craig Lindner, Carl H. Lindner III, Keith E. Lindner and trusts for their benefit (collectively, the "Lindner Family") were the beneficial owners of approximately 43.7% of the Company's common stock at March 31, 2003. The Lindner Family may be deemed to be controlling persons of the Company.

MANAGEMENT

         The directors, nominees and executive officers of the Company are:

			Director or
	Age(1)	Position	Executive Since

Carl H. Lindner	83	Chairman of the Board and Chief Executive Officer	1959
S. Craig Lindner	48	Co-President and a Director	1979
Keith E. Lindner (2)	43	Co-President and a Director	1981
Carl H. Lindner III	49	Co-President and a Director	1980
Theodore H. Emmerich	76	Director	1988
James E. Evans	57	Senior Vice President and General Counsel
		and a Director	1976
William R. Martin	74	Director	1994
William W. Verity	44	Director	2002
William A. Shutzer	56	Nominee	---
Terry S. Jacobs	60	Nominee	---
Keith A. Jensen	52	Senior Vice President	1999
Thomas E. Mischell	55	Senior Vice President - Taxes	1985
Fred J. Runk	60	Senior Vice President and Treasurer	1978

   As of March 31, 2003.

   Keith E. Lindner has informed AFG that he will not stand for reelection to AFG's Board of Directors at the meeting and that he does not wish to be re-elected as a Co-President.

         Keith A. Jensen was named a Senior Vice President of the Company in February 1999. He served as a Senior Vice President of Great American Financial Resources from February 1997 until he was named Executive Vice President of that company in May 1999.

         Thomas E. Mischell has served as Senior Vice President - Taxes of the Company for over five years.

         Fred J. Runk has served as Senior Vice President and Treasurer of the Company for more than five years.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires AFG's executive officers, directors and persons who own more than ten percent of AFG's common stock to file reports of ownership with the Securities and Exchange Commission and to furnish AFG with copies of these reports. The Company believes that all filing requirements were met during 2002.

Securities Ownership

The following table sets forth information, as of March 31, 2003, concerning the beneficial ownership of equity securities of the Company and its subsidiaries by each director, nominee for director, the executive officers named in the Summary Compensation Table (see "Compensation" below) and by all of these individuals as a group. Such information is based on data furnished by the persons named. Except as set forth in the following table, no director or executive officer beneficially owned 1% or more of any class of equity security of the Company or any of its subsidiaries outstanding at March 31, 2003. Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares reported.

	Amount and Nature of Beneficial Ownership (a)
Name of Beneficial Owner	Shares of Common Stock Held	Shares of Common Stock Obtainable on Exercise of Options (b)

Carl H. Lindner (c)	8,646,204 (d)	0
Carl H. Lindner III (c)	5,896,684 (e)	587,272
S. Craig Lindner (c)	5,896,684 (f)	587,272
Keith E. Lindner (c)	5,896,684 (g)	587,272
Theodore H. Emmerich	16,944	13,000
James E. Evans	119,675	312,000
William R. Martin	41,096	16,000
William W. Verity	745	5,000
William A. Shutzer	-0-	-0-
Terry S. Jacobs	1,000	-0-

All directors, nominees and executive officers as a group (13 persons)(c)	26,860,504	2,616,816

(a)      Does not include the following ownership interests in subsidiaries of AFG: Messrs. Emmerich, Evans, C. H. Lindner, S.C. Lindner and Martin, and all directors and executive officers as a group beneficially own 1,561; 11,138; 6,100; 120,873; 29,275 and 302,851 shares, respectively, of the common stock of Great American Financial Resources. Mr. Martin and all directors and executive officers as a group beneficially own 40,126 (1.4%) and 63,494 shares (2.1%), respectively, of the preferred stock of AFC.

(b)      Consists of shares of common stock purchasable within 60 days of March 31, 2003 through the exercise of the vested portion of stock options granted under the Company's Stock Option Plan.

(c)      The shares set forth for Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner and all directors and officers as a group constituted 12.7%, 9.4%, 9.4%, 9.4% and 43.2%, respectively, of the common stock outstanding at March 31, 2003. For information as to the percentage of outstanding shares beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by such Lindner Family members, see "Principal Shareholders."

(d)      Includes 4,123,443 shares held by his spouse and 252,378 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest. Excludes 2,682,361 shares held in a trust for the benefit of his family for which a third party acts as trustee with voting and dispositive power.

(e)      Includes 19,826 shares held by his spouse in a trust over which she has voting and dispositive power, 19,847 shares held by one of his children, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 650,633 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.


(f)      Includes 74,054 shares held by his spouse as custodian for their minor children or in a trust over which she has voting and dispositive power, 24,054 shares held by two of his children, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, 1,381,501 shares held in a trust for the benefit of his children over which shares his spouse has dispositive but not voting power, and 776,910 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g)      Includes 341 shares held in a trust over which his spouse shares voting and dispositive power with an individual not affiliated with the Company, 2,226 shares held in a trust over which he shares voting and dispositive power with an individual not affiliated with the Company, 1,500,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 2,076,807 shares held in a trust for the benefit of his children over which shares his spouse has dispositive but not voting power, but excludes 1,427,543 shares (described in footnotes (e) and (f) above) which are held in various trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and dispositive power but no pecuniary interest.

Equity Compensation Plan Information

         The following reflects certain information about shares of AFG Common Stock authorized for issuance, as of December 31, 2002, under compensation plans.
Number of securities
available for future
	Number of securities		issuance under equity
	to be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding securities
Equity Compensation Plans	outstanding options	outstanding options	reflected in column (a))
	(a)	(b)	(c)

Approved by shareholders	6,982,562	$27.58	5,007,936 (1)

Not approved by shareholders	none	n/a	497,860 (2)

(1)      Includes options exercisable into 2.7 million shares available for issuance under AFG's Stock Option Plan, 2.2 million shares issuable under AFG's Employee Stock Purchase Plan and 79,265 shares issuable under AFG's Nonemployee Directors' Compensation Plan.

(2)      Represents shares issuable under AFG's Deferred Compensation Plan. Under this Plan, certain highly compensated employees of AFG and its subsidiaries may defer up to 80% of their annual salary and/or bonus. Participants may elect to have the value of deferrals (i) earn a fixed rate of interest, set annually by the Board of Directors, or (ii) fluctuate based on the market value of AFG Common Stock, as adjusted to reflect stock splits, distributions, dividends, and a 7-1/2% match to participant deferrals.

COMPENSATION

         The following table summarizes the aggregate compensation for 2002, 2001 and 2000 of the Company's Chairman of the Board and Chief Executive Officer and its four other most highly compensated executive officers during 2002 (the "Named Executive Officers"). Such compensation includes amounts paid by AFG and its subsidiaries and certain affiliates for the years indicated.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name And Principal Position	Year	Salary (a)	Bonus (b)	Other Annual Compensation (c)	Securities Underlying Options Granted (# of Shares) (d)	All Other Compensation (e)
Carl H. Lindner Chairman of the Board and Chief Executive Officer	2002 2001 2000	$990,000 950,000 950,500	$950,000 415,600 0	$39,000 47,000 54,000	--- --- ---	$41,000 48,000 44,000
Keith E. Lindner Co-President	2002 2001 2000	990,000 950,000 950,500	950,000 415,600 0	41,000 26,000 35,000	55,000 --- 110,000	30,000 29,400 34,000
Carl H. Lindner III Co-President	2002 2001 2000	990,000 950,000 950,500	950,000 415,600 0	88,000 74,000 79,000	55,000 --- 110,000	31,000 30,400 29,000
S. Craig Lindner Co-President	2002 2001 2000	990,000 950,000 950,500	950,000 415,600 0	112,000 106,000 98,000	55,000 --- 110,000	31,000 30,400 28,000
James E. Evans Senior Vice President and General Counsel	2002 2001 2000	990,000 950,000 950,500	750,000 400,000 290,000	200 4,000 500	50,000 --- 100,000	34,000 33,400 30,000

     (a)  This column includes compensation paid by Chiquita to Keith E. Lindner of $8,500 in 2002, $55,000 in 2001, and $47,500 in 2000,  and to Carl H. Lindner of $12,000 in 2002, $70,000 in 2001, and $62,500 in 2000.

     (b)  Bonuses are for the year shown, regardless of when paid.


     (c)  This column includes amounts for personal homeowners and automobile insurance coverage, and the use of corporate aircraft and automobile service as follows.

Name	Year	Insurance	Aircraft & Automobile

Carl H. Lindner	2002	$19,000	$20,000
	2001	24,000	23,000
	2000	25,000	29,000

Keith E. Lindner	2002	26,000	15,000
	2001	21,000	5,000
	2000	21,000	14,000

Carl H. Lindner III	2002	40,000	48,000
	2001	37,000	47,000
	2000	32,000	47,000

S. Craig Lindner	2002	52,000	60,000
	2001	43,000	63,000
	2000	44,000	54,000

James E. Evans	2002	--	200
	2001	--	4,000
	2000	--	500

(d)  The number of options shown as granted during 2000 includes the 2001 grant, which was made in late December 2000.

(e)  Includes Company or subsidiary contributions or allocations under the (i) defined contribution retirement plans and (ii) employee savings plan in which the following Named Executive Officers participate (and related accruals for their benefit under the Company's benefit equalization plan which generally makes up certain reductions caused by Internal Revenue Code limitations in the Company's contributions to certain of the Company's retirement plans) and Company paid group life insurance as set forth below.

Name	Year	AFG Auxiliary RASP	Retirement Plan	Savings Plan	Term Life

Carl H. Lindner	2002	$15,000	$10,000	--	$16,000
	2001	16,500	8,500	--	23,000
	2000	16,500	8,500	--	19,000

Keith E. Lindner	2002	15,000	10,000	$4,000	1,000
	2001	16,500	8,500	3,400	1,000
	2000	16,500	8,500	8,000	1,000

Carl H. Lindner III	2002	15,000	10,000	4,000	2,000
	2001	16,500	8,500	3,400	2,000
	2000	16,500	8,500	2,000	2,000

S. Craig Lindner	2002	15,000	10,000	4,000	2,000
	2001	16,500	8,500	3,400	2,000
	2000	16,500	8,500	2,000	1,000

James E. Evans	2002	15,000	10,000	4,000	5,000
	2001	16,500	8,500	3,400	5,000
	2000	16,500	8,500	2,000	3,000


Stock Options

         The tables set forth below disclose stock options granted to, or exercised by, the Named Executive Officers during 2002, and the number and value of unexercised options held by them at December 31, 2002.

OPTION GRANTS IN 2002

	Individual Grants					Potential Realizable
	Number of Securities Underlying Options		Percent of Total Options Granted to	Exercise Price per Share (fair market		Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (b)
Name	Granted (a) (# of shares)		Employees in 1999	value at date of grant)	Expiration Date	5%	10%
Carl H. Lindner	-	-	-	-	-	-	-
Keith E. Lindner	AFG	55,000	5.2%	$25.78	2/25/12	$891,710	$2,259,767
S. Craig Lindner	AFG	55,000	5.2%	$25.78	2/25/12	$891,710	$2,259,767
Carl H. Lindner III	AFG	55,000	5.2%	$25.78	2/25/12	$891,710	$2,259,767
James E. Evans	AFG	50,000	4.7%	$25.78	2/25/12	$810,645	$2,054,334

(a)      The options were granted under the Company's Stock Option Plan and cover Company common stock. They vest (become exercisable) to the extent of 20% per year, beginning one year from the respective dates of grant, and become fully exercisable in the event of death or disability or in the event of involuntary termination of employment without cause within one year after a change of control of the Company.

(b)      Represents the hypothetical future values that would be realizable if all of the options were exercised immediately prior to their expiration in 2012 and assuming that the market price of the Company's common stock had appreciated in value through the year 2012 at the annual rate of 5% (to $41.99 per share) or 10% (to $66.87 per share). Such hypothetical future values have not been discounted to their respective present values, which are lower.

AGGREGATED OPTION EXERCISES IN 2002 AND 2002 YEAR-END OPTION VALUES

		Shares Acquired on Exercise	Value	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End (a)
Name	Company	(# of Shares)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Carl H. Lindner	AFG	-	-	-	-	-	-
Carl H. Lindner III	AFG	-	-	547,272	149,000	$144,100	$216,150
S. Craig Lindner	AFG	-	-	547,272	149,000	$149,017	$216,150
Keith E. Lindner	AFG	-	-	547,272	149,000	$144,100	$216,150
James E. Evans	AFG	-	-	276,000	135,000	$131,000	$196,500

(a)     The value of unexercised in-the-money options is calculated based on the New York Stock Exchange closing market price of the Company's common stock at year-end 2002. This price was $23.07 per share.

Compensation Committee Report

         The Compensation Committee of the Board of Directors consists of three directors, none of whom is an employee of AFG or any of its subsidiaries. The Committee's functions include reviewing and making recommendations to the Board of Directors with respect to the compensation of AFG's senior executive officers, as defined from time to time by the Board. The term "senior executive officers" currently includes the Chairman of the Board and Chief Executive Officer (the "CEO") and the Co-Presidents. The Compensation Committee has the exclusive authority to grant stock options under AFG's Stock Option Plan to employees of AFG and its subsidiaries, including senior executive officers.

         Compensation of Executive Officers  AFG's compensation policy for all executive officers of AFG has three principal components:  annual base salary, annual incentive bonuses and stock option grants. Before decisions were made regarding 2002 compensation for the senior executives, the Committee had discussions with AFG executives to solicit their thoughts regarding compensation. Based in part on such discussions as well as the Committee's review of AFG's financial results for the preceding year, the Committee deliberated, formed its recommendations, and presented its determinations regarding salary and bonus to the full Board for its review and approval. The compensation decisions discussed in this report conformed with recommendations made by the Committee, the CEO and the Co-Presidents.

         Annual Base Salaries  The Committee approved annual base salaries and salary increases for the senior executive officers that were appropriate, in the Committee's subjective judgment, for their respective positions and levels of responsibilities. The Committee approved the 2002 salaries of the CEO and the Co-Presidents, noting that such salaries represented an approximately 4% increase over the salary that had been in effect in 2001, 2000, 1999, 1998 and the latter part of 1997.

         Annual Bonuses  As was the case for the past five years, the Committee, working with management, developed an annual bonus plan for 2002 for the CEO and the Co-Presidents that would make a substantial portion of their total compensation dependent on AFG's performance, including achievement of pre-established earnings per share targets. Other executive officers of AFG were included in the annual bonus plan for 2002 by action of the Executive Committee.

         The annual bonus plan for 2002 made 50% of each participant's annual bonus dependent on AFG attaining certain earnings per share targets. The other 50% is based on AFG's overall performance, as subjectively determined by the Committee.

         Under the 2002 annual bonus plan, the bonus target amount for the CEO and each of the Co-Presidents was $990,000 with 0% to 175% of $495,000 (50% of $990,000) to be paid depending on AFG achieving certain 2002 earnings per share allocable to insurance operations (the "EPS Component") and 0% to 175% of $495,000 to be paid based on AFG's overall performance, as subjectively determined by the Committee (the "AFG Performance Component").

         The earnings per share target which would result in the payment of 100% of the EPS Component bonus was set by the Committee at $2.35. In recommending the 2002 annual bonus plan to the Board for adoption, the Committee noted that no bonus should be paid under the plan if 2002 earnings per share from insurance operations are less than $1.76 (75% of the 2002 EPS target). The Committee noted that the annual bonus plan provides that unusual or non-recurring items are not to be included in determining earnings allocable to insurance operations. Not including an increase in reserves in connection with asbestos related litigation and tax resolution benefits, AFG reported earnings per share from insurance operations of $2.42. The annual bonus plan provided that in the event earnings per share from insurance operations exceed $2.35, more than 100% of the EPS Component bonus could be paid, such excess to be subjectively determined. The Committee considered the factors discussed below to determine if any amount over 100% should be paid under the EPS Component and any amount that may have been earned under the AFG Performance Component. The Committee concurred with the senior executives that the amount of bonus to be paid under the EPS Component to the CEO and each of the Co-Presidents would be $495,000, and no amount over 100% of the target of the EPS Component would be paid.


         The Committee considered a number of factors in discussions of AFG's performance with senior executives. The Committee viewed the following factors positively: (i) the fact that earnings per share from insurance operations exceeded published analyst expectations; (ii) the two segments of AFG's property and casualty insurance operations achieved underwriting profits and were able to increase rates more than planned; (iii) AFG raised capital through the sale of common stock of Infinity Property and Casualty Corporation (the positive view of this consideration was somewhat offset by the stock offering resulting in a loss to the Company); (iv) the return on equity of earnings from insurance operations; (v) resolution of certain tax matters; and (vi) investment portfolio performance including the sale of an investee. The Committee viewed negatively these factors: (i) the decline in stock price from December 31, 2001 to December 31, 2002, although it noted that the percentage decline in the stock price was less than that of the Standard & Poors 500 Index, the Dow Jones Industrial Average, the Standard & Poors 500 Property and Casualty Stock Index, the Standard & Poors Mid-Cap Insurance Index and the Standard and Poors 500 Life & Health Insurance Index; (ii) the fact that AFG's and certain subsidiaries' credit and financial strength ratings were given a negative outlook or, in one instance, due to a rating agency policy as opposed to AFG performance, a downgrade; and (iii) the only asbestos-related claim known to be material to AFG was settled for an amount in excess of existing reserves (the negative view was somewhat offset by the fact that the settlement enhances financial certainty). The Committee agreed with management's recommendation that a bonus of $455,000 (approximately 90% of the AFG Performance Component) under the AFG Performance Component would be appropriate.

         The annual base salary and bonus target amounts of the CEO and the Co-Presidents are virtually identical because the Committee views them as a management team whose skills and areas of expertise complement each other.

         Stock Option Grants  Stock options represent an important part of AFG's performance-based compensation system. The Committee believes that AFG shareholders' interests are well served by aligning AFG's senior executives' interests with those of its shareholders through the grant of stock options in addition to paying a portion of any annual bonus in common stock. Options under AFG's Stock Option Plan are granted at exercise prices equal to the fair market value of common stock on the date of grant and vest at the rate of 20% per year. The Committee believes that these features provide an optionee with substantial incentive to maximize AFG's long-term success. Options for 55,000 shares were granted to each of the Co-Presidents and additional options were granted to the other senior executives of AFG in February 2002. No options were granted to such persons in 2001. No options were granted to the CEO in 2001 or 2002.

Members of the Compensation Committee:	William R. Martin, Chairman
Theodore H. Emmerich
William W. Verity

Compensation Committee Interlocks and Insider Participation

         One of the adult sons of William R. Martin was an employee of AFG's technology group through August 2002. He received compensation of approximately $65,000 from AFG during 2002.


Performance Graph

         The following graph compares the cumulative total shareholder return on the Company's common stock with the cumulative total return of the Standard & Poor's ("S&P") 400 Midcap Index and the S&P 500 Property-Casualty Insurance Index. (Assumes $100 invested on December 31, 1997 in the Company's common stock and the two indexes, including reinvestment of dividends.)

Performance Graph Index
	December 31,
	1997	1998	1999	2000	2001	2002
AFG Common Stock	100	112	69	73	70	67
S&P 400 Midcap Index	100	119	136	160	159	136
S&P Property-Casualty Insurance Index	100	93	70	108	99	89

Certain Transactions

         Various business has been transacted between AFG and certain affiliates, including rentals, investment management services, insurance and sales of assets. The financial terms (costs, interest rates, collateral, risks of collectibility and other) of these transactions are comparable to those prevailing at the time of consummation which would apply to unrelated parties, unless noted otherwise.

         An AFG subsidiary owns a 29% interest in an aircraft, the remaining interests in which are owned by Carl H. Lindner and his two brothers. Each owner is committed to use and pay for a minimum number of flight hours. Capital costs and fixed operating costs are allocated generally in proportion to ownership; variable operating costs are allocated generally in proportion to usage. Mr. Lindner has assigned his hours to the AFG subsidiary along with the obligation to pay for operating costs allocated; Mr. Lindner continues to pay allocated capital costs. Total charges paid by AFG during 2002 were $959,000.

         In 1997, Carl H. Lindner and Great American Financial Resources, Inc. (an 83%-owned subsidiary of AFG) purchased 51% and 49%, respectively, of the outstanding common stock of a newly incorporated entity formed to acquire the assets of a company engaged in the production of ethanol. In 2000, the ethanol company repurchased the 49% interest from GAFRI for amounts which included an $18.9 million subordinated debenture bearing interest at 12 1/4% with scheduled repayments through 2005. The highest balance owed on the subordinated debenture during 2002 was $12.9 million and interest received during the year was $1.6 million; the balance outstanding on March 1, 2003, was $10.9 million. Another AFG subsidiary has a working capital credit facility in place under which the ethanol company may borrow up to $10 million at


a rate of prime plus 3%. There were no borrowings outstanding under this facility in 2002. In 1998, GAFRI made a loan to the ethanol company in the amount of $4 million, bearing interest at the rate of 14% and maturing in September 2008. Interest received on this loan during 2002 was $568,000.

         An AFG subsidiary had a loan outstanding during part of 2002 to a Florida-based homebuilder which was 49% owned by AFG and 51% owned by brothers of Carl H. Lindner. The highest outstanding balance owed to the AFG subsidiary during 2002 was $8.0 million and interest paid during the year was $693,000. The loan was repaid and terminated in 2002 when AFG sold its investment to an unrelated party.

         Members of the Lindner Family are the principal owners of Provident Financial Group, Inc. ("Provident"). Provident leases its main banking and corporate offices, which are located in the same buildings as AFG's headquarters, from AFG. Provident paid rent of $3,778,000 for this office space in 2002. In 2002, AFG paid Provident $150,000 in connection with an expense sharing arrangement for a cafeteria operated by Provident for the employees of both companies. AFG provides security guard and surveillance services at the main office of Provident for which Provident paid $100,000 in 2002. Provident paid AFG subsidiaries $612,000 for insurance coverage and $114,000 for record retention services in 2002.

         During 2002, AFG paid the Cincinnati Reds $162,000 for tickets to baseball games. Carl H. Lindner is the Chief Executive Officer of the Reds. In addition, a subsidiary of AFG, and a company owned by Carl H. Lindner, Carl H. Lindner III, Keith E. Lindner and S. Craig Lindner, are part owners of the Reds.

         In July 2000, AFG's principal insurance company subsidiary, Great American Insurance Company, entered into a thirty-two-year agreement with the Reds, pursuant to which the Reds' home stadium was named "Great American Ball Park". Although no payments were required to be made in 2002, payments to the Reds average approximately $2.3 million annually over the term of the agreement. For these payments, Great American also receives approximately $1.3 million annually of premium seating, marketing credits, and related sponsorship rights.

         A brother-in-law of S. Craig Lindner is employed by GAFRI in a sales and marketing position. During 2002, he was paid approximately $95,000 by GAFRI.


Directors' Compensation

         Pursuant to the Non-Employee Directors' Compensation Plan (the "Directors' Plan"), all directors who are not officers or employees of the Company are paid the following fees: an annual retainer of $40,000; an additional annual retainer of $12,000 for each Board Committee on which the non-employee director serves; and an attendance fee of $1,000 for each Board or Committee meeting attended. Non-employee directors who become directors during the year receive a pro rata portion of these annual retainers. The retainers and fees to be paid under the Directors' Plan are reviewed by the Board of Directors from time to time and are subject to change at its discretion.

         In order to align further the interests of the Company's non-employee directors with the interests of shareholders, the Directors' Plan provides that a minimum of 50% of such directors' annual retainers are paid through the issuance of shares of AFG common stock.

         The Board of Directors has a program under which a retiring Company director (other than an officer or employee of the Company or any of its subsidiaries) will, if the director has met certain eligibility requirements, receive upon retirement (in a lump sum or, if elected, in deferred payments) an amount equal to five times the then current annual director's fee. For purposes of this program, retirement means resignation as a Company director or not being nominated for reelection by shareholders as a Company director. To be eligible for the retirement benefit, a person must have served as a Company director for at least four years while not an officer or employee of the Company or any of its subsidiaries. In addition, a Company director will not become eligible for the retirement benefit until reaching age 55. A director who receives a retirement benefit must provide consulting services to the Company on request for five years following retirement without further compensation (except reimbursement for expenses). Under the program, a death benefit equal to the retirement benefit will be paid (in lieu of any retirement benefit under the program) to the designated beneficiary or legal representative of any person who dies while serving as a Company director, whether or not eligible for a retirement benefit at time of death. This death benefit will not be available to a director who at any time during the two years immediately preceding death was an officer or employee of the Company or any of its subsidiaries.

         In addition to providing for the grant of stock options to key employees, the Stock Option Plan provides for automatic annual grants of options to each non-employee director of the Company. During 2002, each non-employee director was granted an option under the foregoing provisions of the Stock Option Plan to purchase 2,500 shares at an exercise price of $26.86 per share on June 1, 2002, the exercise price being the fair market value of the Company's common stock on the date of grant.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Company's Board of Directors held four meetings and took action in writing ten times in 2002.  The Board has an Executive Committee, an Audit Committee and a Compensation Committee, but no Nominating Committee.

           Executive Committee: The Executive Committee consists of Carl H. Lindner (Chairman), Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner. The Committee's functions include analyzing the future development of the business affairs and operations of the Company, including further expansion of businesses in which the Company is engaged and acquisitions and dispositions of businesses. With certain exceptions, the Executive Committee is generally authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors. The Executive Committee consulted among themselves informally many times throughout the year and took action in writing on eight occasions in 2002.

         Compensation Committee. The Compensation Committee met two times and took action in writing on three occasions in 2002.

         Audit Committee. The Audit Committee met 11 times in 2002.


Audit Committee Report

         The Audit Committee is comprised of three directors, each of whom is experienced with financial statements and two of whom have past accounting or related financial management experience. Each of the members of the Audit Committee is independent as defined by the New York Stock Exchange listing standards.

         The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal control which management has established, and the audit process. The members of the Committee are Theodore H. Emmerich (Chairman), William R. Martin and William W. Verity.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes. Additionally, the Audit Committee recommends to the Board an accounting firm to be engaged as the Company's independent accountants.

         The Committee has met and held discussions with management and the independent accountants.  Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Company's independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and disclosures required by the Audit Committee Charter, and the Committee discussed with the independent accountants that firm's independence.

         Based on the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.
Members of the Audit Committee:	Theodore H. Emmerich, Chairman
William R. Martin
William W. Verity

INDEPENDENT AUDITORS

         The accounting firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2002. Representatives of that firm will attend the meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year because it is generally the practice of the Company not to select independent auditors prior to the annual shareholders meeting.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. Ernst & Young's aggregate fees for services related to the audits of the GAAP financial statements, statutory insurance company audits, reviews of SEC filings and for quarterly reviews amounted to approximately $2.0 million in 2002 and $1.7 million in 2001.

         In addition, Ernst & Young billed approximately $166,000 in 2002 and $161,000 in 2001 for audit related services including actuarial reviews and consultation concerning accounting and reporting matters, Ernst & Young billed, approximately $31,000 in 2002 and $88,000 in 2001 for tax services and approximately $283,000 in 2002 and $22,000 in 2001 for all other miscellaneous services. The Audit Committee considered the non-audit services provided in satisfying itself as to Ernst & Young's independence.


NOMINATIONS AND SHAREHOLDER PROPOSALS

         In accordance with the Company's Code of Regulations (the "Regulations"), the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder who has complied with the procedures set forth in the Regulations. Shareholders will be afforded a reasonable opportunity at the meeting to nominate candidates for the office of director. However, the Regulations require that a shareholder wishing to nominate a director candidate must have first given the Secretary of the Company at least five and not more than thirty days prior written notice setting forth or accompanied by (1) the name and residence of the shareholder and of each nominee specified in the notice, (2) a representation that the shareholder was a holder of record of the Company's voting stock and intended to appear, in person or by proxy, at the meeting to nominate the persons specified in the notice and (3) the consent of each such nominee to serve as director if so elected.

         The Proxy Form used by AFG for the annual meeting typically grants authority to management's proxies to vote in their discretion on any matters that come before the meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for the 2004 annual meeting, it must be received by March 25, 2004. In order for a proposal to be considered for inclusion in AFG's proxy statement for that meeting, it must be received by January 10, 2004.

REQUESTS FOR FORM 10-K

         The Company will send, upon written request, without charge, a copy of the Company's current Annual Report on Form 10-K to any shareholder who writes to Fred J. Runk, Senior Vice President and Treasurer, American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202.

One East Fourth Street

Cincinnati, Ohio 45202


AMERICAN FINANCIAL GROUP, INC.
Proxy for Annual Meeting

Registration Name and Address

The undersigned hereby appoints James C. Kennedy and Karl J. Grafe, and either of them, attorneys and proxies, with the power of substitution to each, to vote all shares of Common Stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 6, 2003 at 10:30 A.M., on the matter set forth below (and at their discretion to cumulate votes in the election of directors if cumulative voting is invoked by a shareholder through proper notice to the Company), and on such other matters as may properly come before the meeting or any adjournment thereof.

      The Board of Directors recommends a vote FOR the following Proposal:

1.    Proposal to Elect Directors

/ / FOR AUTHORITY to elect the	/ / WITHHOLD AUTHORITY to
nominees listed below (except	vote for every nominee
those specifically identified below	listed

Carl H. Lindner	Carl H. Lindner III	S. Craig Lindner
Theodore H. Emmerich	James E. Evans	Terry S. Jacobs
William R. Martin	William A. Shutzer	William W. Verity

      The Board of Directors recommends a vote AGAINST the following Proposal:

2.   Shareholder Proposal Regarding Expensing of Stock Options

/ / FOR / / AGAINST	/ / ABSTAIN

DATE: ___________________, 2003	SIGNATURE: _____________________________

SIGNATURE: _____________________________

(if held jointly) Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In case of joint holders, all should sign.

PLEASE INDICATE YOUR VOTE ON THE PROPOSAL(S) BY MARKING THE APPROPRIATE BOX(ES) ON THE VOTE CARD AT RIGHT. PLEASE SIGN, DATE, DETACH AND RETURN.

This proxy form is designed to enable the shareholder to detach and mail the vote card without a return envelope. This is intended to reduce processing costs, to maintain confidentiality, and to provide added shareholder convenience.

Information pertaining to shareholder registration (account number and shares held) appears only on this section of the card, which you retain. Information on the part of the card mailed is encoded and is used solely to enable vote tabulation.

If you have any questions about voting your shares with this form,

please call 1-800-368-3417 or 513-579-2414


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The named proxy holders will vote the shares represented by this proxy in the manner indicated. Unless a contrary direction is indicated, the proxy holders will, except to the extent they exercise their discretion to cumulate votes in the election of directors, vote such shares "FOR" proposal 1 and "AGAINST" proposal 2. If cumulative voting is invoked by a shareholder through proper notice to the Company, unless a contrary direction is indicated, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable. If any further matters properly come before the meeting, such shares shall be voted on such matters in accordance with the best judgment of the proxy holders.